UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2023

OHIO VALLEY BANC CORP.
(Exact Name of Registrant as Specified in Its Charter)

000-20914
(Commission File Number)

Ohio	31-1359191
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

420 THIRD AVENUE, PO BOX 240
GALLIPOLIS, Ohio 45631
(Address of principal executive offices, including zip code)

(740) 446-2631
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	OVBC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended June 30, 2023, of $3,249,000, an increase of $1,250,000 from the same period the prior year. Earnings per share for the second quarter of 2023 were $.68 compared to $.42 for the prior year second quarter. For the six months ended June 30, 2023, net income totaled $7,157,000, an increase of $1,033,000, or 16.9%, from the same period the prior year. Earnings per share were $1.50 for the first six months of 2023 versus $1.29 for the first six months of 2022. Return on average assets and return on average equity were 1.16% and 10.63%, respectively, for the first half of 2023, compared to .98% and 8.87%, respectively, for the same period in the prior year.

Ohio Valley Banc Corp. President and CEO, Larry Miller said, “This has been an active quarter for the Company. In Waverly, our team of community bankers moved into a new, renovated office. This new location provides us with another opportunity to bring an even better banking experience to our customers. Our customers are the key to our longevity – they are the reason why we have remained and will strive to continue to remain an independent, community bank. To celebrate and thank our customers, all of our OVB locations have hosted special customer appreciation days and are actively planning more events for the coming months. This summer, we have also continued our involvement with the local county fairs. We are proud to support these wonderful community events.”

For the three months ended June 30, 2023, net interest income increased $1,061,000, and for the six months ended June 30, 2023, net interest income increased $2,793,000 from the same respective periods last year. Contributing to the increase in net interest income was the increase in the net interest margin. As a result of the significant increase in market interest rates based on actions taken by the Federal Reserve, the net interest margin has responded positively due to the yield on earning assets increasing more than the cost of interest-bearing liabilities. For the quarter ended June 30, 2023, the net interest margin was 4.03%, compared to 3.64% for the same period the prior year. For the six months ended June 30, 2023, the net interest margin was 4.12%, compared to 3.58% for the same period the prior year. Although the net interest margin increased over the prior year periods, on a linked quarter basis, the net interest margin decreased to 4.03% for the second quarter of 2023 versus 4.21% for the first quarter of 2023. The decrease is a result of the Company offering higher rates on deposit accounts as market competition increased and to the higher utilization of wholesale funding sources to fund asset growth. The net interest margin for 2023 also benefited from the higher relative balances maintained in loans, as opposed to the Federal Reserve, which generally yields less than loans. The average balance of loans for the six months ended June 30, 2023 was $913 million, an increase of $86 million from the first six months of 2022. For the same period, the average balances maintained at the Federal Reserve decreased $81 million.

For the three months ended June 30, 2023, the provision for credit loss expense totaled $24,000, a decrease of $789,000 from the same period last year. The quarterly provision for credit loss expense was primarily associated with quarter-to-date net charge-offs of $149,000 and the $44 million quarterly increase in loan balances, which was partially offset by lower expected loss rates in relation to an improved unemployment forecast. For the six months ended June 30, 2023, the provision for credit losses was $513,000, an increase of $826,000 from the same period last year. The year-to-date provision for credit loss expense was primarily associated with net charge-offs of $439,000 and loan growth of $65 million, which was partially offset by the improved expected loss rates mentioned previously. Comparatively, the first six months of 2023 had a larger provision for credit losses than the same period in 2022 because there was a negative provision for loan loss expense experienced during the first half of 2022 due to a decrease in certain economic risk factors, such as the level of classified and criticized loans and the partial release of the COVID reserve. The allowance for credit losses was .80% of total loans at June 30, 2023, compared to .60% at December 31, 2022 and June 30, 2022. The increase in the allowance for credit losses at June 30, 2023 was related to the Company adopting the new accounting guidance for measuring the credit losses on financial instruments. Under this guidance, the Company established a Current Expected Credit Losses (CECL) model to estimate future credit losses, which replaced the former incurred loss methodology. Upon adoption of CECL, the Company increased the allowance for credit losses by $2,162,000. The ratio of nonperforming loans to total loans improved to .29% at June 30, 2023, compared to .43% at December 31, 2022 and .46% at June 30, 2022.

For the three and six months ended June 30, 2023, noninterest income increased $77,000 and $124,000, respectively, from the same periods last year. The increases were largely due to higher service charges on deposit accounts, interchange income on debit and credit cards, and commissions earned by Race Day Mortgage for mortgage application referrals. As we wind down Race Day Mortgage, management does not expect to earn commissions on referrals going forward. This was partially offset by a decrease in mortgage banking income from selling loans to the secondary market. With elevated mortgage rates, mortgage customers are selecting in-house variable rate mortgage products instead of long-term fixed rate products that are sold to the secondary market.

For the three months ended June 30, 2023, noninterest expense totaled $10,415,000, an increase of $392,000 from the same period last year. For the six months ended June 30, 2023, noninterest expense totaled $20,687,000, an increase of $876,000 from the same period last year. The Company’s largest noninterest expense, salaries and employee benefits, increased $158,000 as compared to the second quarter of 2022 and increased $472,000 as compared to the first half of 2022. The increase was primarily related to annual merit increases. Further contributing to higher noninterest expense were FDIC insurance premiums, software expense, and data processing. For the three months and six months ended June 30, 2023, FDIC insurance premiums increased $54,000 and $110,000, respectively, from the same periods last year. Software expense increased $32,000 during the second quarter of 2023 and increased $91,000 during the first half of 2023, as compared to the same periods in 2022. The increase was related to investments in loan processing platforms to enhance efficiency. For the three months and six months ended June 30, 2023, data processing expense increased $38,000 and $86,000, respectively, from the same periods last year. The increase was related to enhancements to the digital platform for customers.

The Company’s total assets at June 30, 2023 were $1.274 billion, an increase of $63 million from December 31, 2022. Since December 31, 2022, loan balances increased $65 million, which was largely related to commercial and real estate loan segments. The increase was primarily funded by a $49 million increase in deposits and a $9 million increase in borrowed funds. The growth in deposits was impacted by the utilization of wholesale deposit funding sources. At June 30, 2023, shareholders’ equity increased $3 million from year end 2022. The growth in shareholders’ equity was impacted by the adoption of CECL, which required a $2.2 million charge to retained earnings.

Ohio Valley Banc Corp. common stock is traded on The NASDAQ Global Market under the symbol OVBC. The Company owns The Ohio Valley Bank Company, with 17 offices in Ohio and West Virginia; Loan Central, Inc. with six consumer finance offices in Ohio; and Race Day Mortgage, Inc., an online consumer direct mortgage company. Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Caution Regarding Forward-Looking Information

Certain statements contained in this earnings release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes and government spending and the continuing economic uncertainty in various parts of the world; (ii) competitive pressures;  (iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; (vii) regulatory changes; and (viii) other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
PER SHARE DATA
Earnings per share	$0.68	$0.42	$1.50	$1.29
Dividends per share	$0.37	$0.36	$0.58	$0.57
Book value per share	$28.91	$27.78	$28.91	$27.78
Dividend payout ratio (a)	54.39%	85.89%	38.69%	44.35%
Weighted average shares outstanding	4,776,520	4,771,774	4,774,999	4,766,453

DIVIDEND REINVESTMENT (in 000's)
Dividends reinvested under
employee stock ownership plan (b)	$-	$-	$193	$154
Dividends reinvested under
dividend reinvestment plan (c)	$637	$710	$1,147	$1,225

PERFORMANCE RATIOS
Return on average equity	9.46%	5.87%	10.63%	8.87%
Return on average assets	1.03%	0.63%	1.16%	0.98%
Net interest margin (d)	4.03%	3.64%	4.12%	3.58%
Efficiency ratio (e)	71.93%	75.33%	68.70%	73.03%
Average earning assets (in 000's)	$1,171,792	$1,174,755	$1,156,896	$1,171,081

(a) Total dividends paid as a percentage of net income.
(b) Shares may be purchased from OVBC and on secondary market.
(c) Shares may be purchased from OVBC and on secondary market.
(d) Fully tax-equivalent net interest income as a percentage of average earning assets.
(e) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)
	Three months ended		Six months ended
(in $000's)	June 30,		June 30,
	2023	2022	2023	2022
Interest income:
Interest and fees on loans	$13,293	$10,020	$25,569	$19,818
Interest and dividends on securities	1,053	969	2,145	1,775
Interest on interest-bearing deposits with banks	671	232	1,097	285
Total interest income	15,017	11,221	28,811	21,878
Interest expense:
Deposits	3,091	507	4,923	1,026
Borrowings	312	161	552	309
Total interest expense	3,403	668	5,475	1,335
Net interest income	11,614	10,553	23,336	20,543
Provision for (recovery of) credit losses	24	813	513	(313)
Noninterest income:
Service charges on deposit accounts	653	595	1,264	1,153
Trust fees	82	86	168	167
Income from bank owned life insurance and
annuity assets	211	195	418	469
Mortgage banking income	44	220	91	455
Electronic refund check/deposit fees	135	135	675	675
Debit / credit card interchange income	1,215	1,177	2,388	2,312
Tax preparation fees	33	50	664	738
Other	340	178	812	387
Total noninterest income	2,713	2,636	6,480	6,356
Noninterest expense:
Salaries and employee benefits	5,841	5,683	11,725	11,253
Occupancy	485	424	947	902
Furniture and equipment	330	279	628	545
Professional fees	433	498	866	987
Marketing expense	241	229	482	458
FDIC insurance	142	88	280	170
Data processing	726	688	1,446	1,360
Software	588	556	1,150	1,059
Foreclosed assets	7	36	9	37
Amortization of intangibles	6	10	13	20
Other	1,616	1,532	3,141	3,020
Total noninterest expense	10,415	10,023	20,687	19,811
Income before income taxes	3,888	2,353	8,616	7,401
Income taxes	639	354	1,459	1,277
NET INCOME	$3,249	$1,999	$7,157	$6,124

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)	June 30,	December 31,
	2023	2022
ASSETS
Cash and noninterest-bearing deposits with banks	$14,919	$14,330
Interest-bearing deposits with banks	41,876	31,660
Total cash and cash equivalents	56,795	45,990
Certificates of deposit in financial institutions	245	1,862
Securities available for sale	174,508	184,074
Securities held to maturity, net of allowance for credit losses of $2 in 2023 and $0 in 2022;	8,964	9,226
(estimated fair value: 2023 - $8,218; 2022 - $8,460)
Restricted investments in bank stocks	4,204	5,953
Total loans	949,952	885,049
Less: Allowance for credit losses	(7,571)	(5,269)
Net loans	942,381	879,780
Premises and equipment, net	21,091	20,436
Premises and equipment held for sale, net	583	593
Accrued interest receivable	3,164	3,112
Goodwill	7,319	7,319
Other intangible assets, net	16	29
Bank owned life insurance and annuity assets	40,045	39,627
Operating lease right-of-use asset, net	1,297	1,294
Deferred tax assets	6,412	6,266
Other assets	7,206	5,226
Total assets	$1,274,230	$1,210,787

LIABILITIES
Noninterest-bearing deposits	$338,974	$354,413
Interest-bearing deposits	737,598	673,242
Total deposits	1,076,572	1,027,655
Other borrowed funds	26,904	17,945
Subordinated debentures	8,500	8,500
Operating lease liability	1,297	1,294
Allowance for credit losses on off-balance sheet commitments	565	0
Other liabilities	22,320	20,365
Total liabilities	1,136,158	1,075,759

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value per share, 10,000,000 shares authorized;
2023 - 5,470,453 shares issued; 2022 - 5,465,707 shares issued)	5,470	5,465
Additional paid-in capital	51,842	51,722
Retained earnings	111,499	109,320
Accumulated other comprehensive income (loss)	(14,073)	(14,813)
Treasury stock, at cost (693,933 shares)	(16,666)	(16,666)
Total shareholders' equity	138,072	135,028
Total liabilities and shareholders' equity	$1,274,230	$1,210,787

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	July 27, 2023	By:	/s/Larry E. Miller
Larry E. Miller President and Chief Executive Officer